UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2007

ANHEUSER-BUSCH COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7823	43-1162835
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Busch Place,	St. Louis, Missouri	63118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 314-577-2000

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On February 28, 2007, the Compensation Committee of the Board of Directors of Anheuser-Busch Companies, Inc. (the “Company”) approved the 2007 Officer Bonus Program (the “Program”) in accordance with the Anheuser-Busch Officer Bonus Plan (the “Plan”) for certain officers of the Company and Anheuser-Busch, Incorporated. Under the Program and consistent with the objectives of the Plan, participants may receive cash bonuses if certain performance goals are satisfied for the 2007 calendar year performance period.

The Compensation Committee established a bonus pool, a minimum performance goal, and a bonus formula for the Program, each of which is based on the Company’s adjusted pretax income for 2007. The minimum performance goal and bonus formula are similar to those of each bonus program since 1995. The aggregate amount of bonuses, or the bonus pool, for 2007 will not exceed 1.0% of the Company’s adjusted pretax income for 2007. The performance goal under the Program is the achievement by the Company of a specified level of adjusted pretax income for 2007. Subject to plan limitations, the maximum bonuses payable under the Program to 9 senior executive officers of the Company and Anheuser-Busch, Incorporated range from 7% to 24% of the bonus pool, represent in the aggregate 80% of the bonus pool, and will be payable only if the performance goal is achieved. Bonuses payable under the Program to the remaining participants will equal 20% of the bonus pool (or a higher percentage if the Compensation Committee reduces the bonuses payable to such nine senior executive officers) and will be payable at the discretion of the Compensation Committee.

The Program will be filed as an exhibit to Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANHEUSER-BUSCH COMPANIES, INC.
(Registrant)

BY:	/s/ JoBeth G. Brown
JoBeth G. Brown
Vice President and Secretary

February 28, 2007
(Date)